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                                                                    EXHIBIT 23.2


                             ACCOUNTANTS' CONSENT
                             --------------------

The Partners
Cablevision of Boston Limited Partnership:

        We consent to the incorporation by reference in the registration statement on Form S-3 of Cablevision Systems Corporation of our report dated March 10, 1995, except as to Note 11, which is as of April 14, 1995, relating to the consolidated balance sheets of Cablevision of Boston Limited Partnership and consolidated company as of December 31, 1994 and 1993, and the related consolidated statements of operations, partners' deficiency and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the registration statement on Form S-4 (File No. 33-62717), as amended, of Cablevision Systems Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                                KPMG Peat Marwick LLP



Jericho, New York
October 18, 1995